UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2020

9 Meters Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120, Raleigh, NC 27615
(Address of principal executive offices) (Zip Code)

(919) 275-1933
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value	NMTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On June 30, 2020, the Board of Directors (the “Board”) of 9 Meters Biopharma, Inc. (the “Company”) appointed Michael Constantino as a member of the Board, and Chair of the Audit Committee, effective immediately, to serve as a Class I member until the 2022 annual meeting or until his respective successor is duly elected and qualified.

Mr. Constantino is a retired Ernst & Young LLP assurance partner who served in the Research Triangle Park Region of North Carolina for over 30 years. From 2009 to 2012, he served as the Office Managing Partner for the combined Raleigh/Greensboro office with over 200 employees. He was responsible for leading a growing practice that included assurance, advisory and tax services focused on public and privately held entrepreneurial companies representing many industries. During his career with the firm, he worked with several companies including life sciences companies (biotechnology, medical device and pharmaceuticals), contract research organizations, technology, manufacturing and transportation companies, and large SEC registrants. Mike assisted clients with over 20 initial public offerings, debt offerings, mergers and acquisition transactions, and private equity offerings. He worked closely with companies across the development continuum from start-up to mature public entities and assisted management teams and boards of directors with SEC compliance matters, Sarbanes-Oxley internal controls, global operations and strategic planning.

Currently, he is the Vice Chair of the Board for the NC State Foundation, a member of the NC State Investment Fund Board and Chair of the Board of The Green Chair Project. He has served as the Treasurer for the North Carolina Biotechnology Center, Chairman of the NC State Poole College of Management Board of Advisors, the Board of Directors and Treasurer for Rise Against Hunger (formerly, Stop Hunger Now), Board of Directors and Treasurer for the Council for Entrepreneurial Development, and Chairman and Treasurer for Southeastern Bio. Mike holds a B.A. in both Accounting and Business Management from NC State University and is a North Carolina CPA.

As a non-employee director of the Company, Mr. Constantino will receive the same cash and equity compensation as each of the Company’s other non-employee directors. There is no arrangement or understanding between Mr. Constantino and any other person pursuant to which he was elected as a director of the Company. There is no familial relationship between Mr. Constantino and any other director or executive officer of the Company, and there are no transactions between Mr. Constantino and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On July 6, 2020, the Company issued a press release to report the appointment of the director identified in Item 5.02 above. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated July 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9 Meters Biopharma, Inc.

Date: July 6, 2020	By:	/s/ Edward J. Sitar
Edward J. Sitar
Chief Financial Officer